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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934.
        Date of Report (Date of earliest event reported): June 4, 1999.


                        Commission file number 000-27056


                               Caredata.com, Inc.
             (Exact name of registrant as specified in its charter)


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
                          Delaware                                                    58-2256400
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(State or other jurisdiction of incorporation or organization)             (I.R.S.Employer Identification No.)

Two Piedmont Center, Suite 400, 3565 Piedmont Rd.,  Atlanta, Georgia                     30305
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         (Address of principal executive office)                                       (Zip code)
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Registrant's Telephone Number Including Area Code:            (404) 364-6700
                                                  ------------------------------


                                 Medirisk, Inc.
          (Former name or former address, if changed since last report)



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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On June 4, 1999, Caredata.com, Inc., formerly Medirisk, Inc., (the "Company") acquired by merger (the "Acquisition") Citizen 1 Software, Inc., a California corporation (Citizen 1). The Acquisition was consummated in accordance with that certain Acquisition Agreement and Plan of Merger (the "Acquisition Agreement") dated as of June 2, 1999 by and among the Company, Citizen 1 Software, Inc., a Delaware corporation (a newly formed merger subsidiary of the Company), Citizen 1 and certain shareholders of Citizen 1. Under the terms of the Acquisition Agreement, the Acquisition resulted in the issuance of 770,000 shares of the Company's common stock $0.001 par value per share and the payment of $5.0 million in cash to the stockholders of Citizen 1. Approximately 10% of the merger consideration will be held in escrow for potential indemnification claims under the Acquisition Agreement. Other than the escrowed amount, there is no other contingent consideration relating to the Acquisition. The Company used borrowings under its existing revolving credit facility with NationsBank to finance the cash portion of the merger consideration.

          The Company and Citizen 1 also entered into Employment Agreements with three senior executives of Citizen 1. The purchase price and other terms of the Acquisition Agreement were determined as a result of arms' length negotiations between unrelated parties. At the closing date, there was no material relationship between the Company and Citizen 1 or any of the shareholders of Citizen 1, or any of their respective affiliates, officers, directors or associates.

          Citizen 1's suite of products organize the Internet's healthcare content through Web research capabilities via a free, consumer-based and premium Internet and intranet versions provided to healthcare industry researchers on a subscription basis. Premium versions of CiteLine offer notification of content changes and improve research productivity by allowing simultaneous searches of Web databases that are typically reachable only through a particular site's own search engine.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

         It is impractical to provide financial statements for Citizen 1, to the extent required, at the date of the filing of this Form 8-K. The financial statements, if required, will be provided as soon as practicable, but not later than 60 days after the date on which this Form 8-K is filed.

(b)      PRO FORMA FINANCIAL INFORMATION.

         It is impractical to file the pro forma financial information for Citizen 1 to the extent required, at the date of the filing of this Form 8-K. The pro forma financial information, if required, will be provided as soon as practicable, but not later than 60 days after the date on which this Form 8-K is filed.

(c)      EXHIBITS.

         2.9 Acquisition Agreement and Plan of Merger, dated as of June 2, 1999 by and among Medirisk, Inc., Citizen 1 Software, Inc., a Delaware corporation, Citizen 1 Software, Inc., a California corporation and certain shareholders of Citizen 1 Software, Inc., a California corporation. In accordance with Item 601(b)(2) of Regulation S-K, the Exhibits and Schedules to the Asset Purchase Agreement have not been filed as exhibits to this Form 8-K. The Registrant agrees to furnish supplementally a copy of the omitted Exhibits and Schedules upon request.



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SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAREDATA.COM, INC.

                                    By: /s/ Thomas C. Kuhn, III
                                       -----------------------------------------
                                                Thomas C. Kuhn, III
                                            Senior Vice President and
                                             Chief Financial Officer


Dated:   June 18, 1999


                                  EXHIBIT INDEX

         Document

         2.9 Acquisition Agreement and Plan of Merger, dated as of June 2, 1999 by and among Medirisk, Inc., Citizen 1 Software, Inc., a Delaware corporation, Citizen 1 Software, Inc., a California corporation and certain shareholders of Citizen 1 Software, Inc., a California corporation.